Exhibit 6

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT, dated as of December 8th, 2003, between Esarbee Investments Limited, Andell Holdings LLC (collectively the "Investor"), and Cryopak Industries Inc., a corporation existing under the laws of the Province of British Columbia (the "Company").

                                 R E C I T A L S

            WHEREAS the Investor and the Company entered into a registration rights agreement dated as of February 7, 2003, which agreement granted the Investor registration rights in respect of the 5,530,000 Shares (as defined below) and 1,875,000 common share purchase warrants issued to the Investor prior to or on February 7, 2003;

            WHEREAS the Investor has acquired or purchased on the date hereof an additional 1,785,714 Shares and 892,857 warrants to acquire Shares from the Company;

            WHEREAS the Company has agreed, as a condition precedent to the Investor's purchase of said additional 1,785,714 Shares and 892,857 warrants on the date hereof, to grant the Investor certain registration rights;

            WHEREAS, the Company and the Investor desire to define the registration rights of the Investor and certain other persons by amending and restating the Registration Rights Agreement dated February 7, 2003 to which they are a party;

            NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

            SECTION 1. DEFINITIONS

            As used in this Agreement, the following terms have the respective meaning set forth below:

            Affiliate: shall have the meaning set forth in Rule 144;

            Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

            Exchange Act: shall mean the Securities Exchange Act of 1934, as amended;

            Holder: shall mean (x) any holder of Registrable Securities described in clause (A) of the definition of Registrable Securities and in clause (C) thereof to the extent such clause (C) applies to such clauses (A) and
(B), regardless of the identity of such Holder, and (y) any

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holder of any other Registrable Securities, provided such Holder is the Investor or an Affiliate of the Investor;

            Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof;

            Public Offering: shall mean a public offering of shares of Common Stock pursuant to a registration under the Securities Act;

            Register, Registered and Registration: shall mean to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

            Registrable Securities: shall mean (A) the Shares and any Shares acquired pursuant to the exercise of warrants, (B) all other Shares held by the Investor or any of its Affiliates, regardless of the manner in which acquired from time to time, and (C) any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares referred to in clause (A) and (B) of this definition;

            Registration Expenses: shall mean all expenses incurred by the Company in compliance with Section 2(a) and (b) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company), but excluding Selling Expenses;

            Rule 144: shall mean the Commission's Rule 144 under the Securities Act or any successor rule or regulation thereto;

            Security, Securities: shall have the meaning set forth in Section 2(a)(1) of the Securities Act;

            Securities Act: shall mean the Securities Act of 1933, as amended;

            Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders; and

            Shares: shall mean common shares in the capital of the Company.

            SECTION 2. REGISTRATION RIGHTS

            (a) Requested Registration.

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            (i) Request for Registration. If the Company shall receive from a
      Holder, at any time from and after February 28, 2003, a prior written notice of at least 45 days that the Company effect any registration with respect to all or a part of the Registrable Securities with a fair market value of no less than $1,000,000 at the time of such notice, the Company will:

            (1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; provided that such notice shall not be required to be given to any Affiliate of the Investor (if provided to the Investor) or to any Holder (other than the Investor) that is described in clause (y) of the definition of Holder if such Holder is not known by the Company to be such; and

            (2) as soon as practicable, commencing after such 45 day period, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 10 business days after written notice from the Company is given under Section 2(a)(i)(1) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

                  (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

                  (B) After the Company has effected one (1) such registrations pursuant to this Section 2(a) and such registrations have been declared or ordered effective;

The registration statement filed may, subject to the provisions of Section 2(a)(ii) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration ("Other Stockholders"). In the event any Holder requests a registration pursuant to this Section 2(a) in connection with a distribution of Registrable Securities to its equity owners, the registration shall provide for the resale by such equity owners, if requested by such Holder.

The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Agreement).

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            (ii) Underwriting. If a Holder intends to distribute the Registrable
      Securities covered by a request by means of an underwriting, then it shall so advise the Company as a part of the request made pursuant to Section 2(a).

If Other Stockholders request inclusion in such registration, then the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. The Holder whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Holder and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2(a), if the representative advises the Holder in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares included in the registration by a Holder and by any Other Stockholders shall be excluded from such registration on a pro rata basis (based on the number of shares held by such Holder or Other Stockholder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Holder. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, then the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

      (b) Company Registration.

            (i) If the Company shall determine to register any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

            (1) promptly give to each of the Holders a prior written notice (which notice shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

            (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by a Holder within fifteen (15)

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      days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 2(b)(ii) below. Such written request may specify all or a part of a Holder's Registrable Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its equity owners, the registration shall provide for the resale by such equity owners, if requested by such Holder.

            (ii) Underwriting. If the registration of which the Company gives notice is for a registered Public Offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1). In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this
      Section 2(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and Other Stockholders of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            (c) Expenses of Registration. Selling Expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 2 shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered in relation to the total number of shares registered. Registration Expenses shall be borne by the Company.

            (d) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

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            (i) keep such registration effective for a period of one hundred twenty (120) days or until the Holders (or in the case of a distribution to the partners of such Holder, such partners), as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 120-day period shall be extended for a period of time equal to the period during which the Holders or partners, as applicable, refrain from selling any securities included in such registration as a result of notification pursuant to Section 2(d)(iii) hereof or at any time when the registration statement is otherwise not available for the making of sales; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

            (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

            (iii) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

            (iv) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten Public Offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten Public Offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

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            (e) Indemnification.

            (i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and equity owners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

            (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, and equity owners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, equity owners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder

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      shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

            (iii) Each party entitled to indemnification under this Section 2(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

            (iv) If the indemnification provided for in this Section 2(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten Public Offering contemplated by this Agreement are in

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      conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

            (vi) The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage arising out of a statement made in or omitted from a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder if a copy of the Final Prospectus was furnished to the underwriter or Holder, as the case may be, and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

            (f) Information by the Holders.

            (i) Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

            (ii) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its equity owners, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such equity owners, as selling securityholders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Holder.

            (g) Rule 144 Reporting.

            With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

            (i) make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after ninety
      (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

            (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

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            (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

            (h) Termination. The registration rights set forth in this Section 2 shall not be available to any Holder if, (i) in the written opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 or (ii) all of the Registrable Securities held by such Holder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.

            (i) Canada Registration. In the event that the Company shall proceed to any offering of its shares in Canada in lieu of or in conjunction with a registration in the United States, the registration rights hereby granted by the Company and all of the other provisions hereof (with the exception of paragraph 2(h)) shall apply to the Canadian offering, mutatis mutandis, and the Company shall file a prospectus under the laws of the provinces and territories of Canada in which such offering is to occur and receive receipts therefor and take all other reasonable action as is necessary to ensure that the Holders will be permitted to legally sell the Registrable Securities to the public in Canada without resale restrictions, other than such restriction as are applicable to the Company and from which there exist no statutory exceptions under applicable Canadian securities law. The Company hereby agrees and undertakes in favour of the Investor to take all such reasonable action as is necessary to remain a reporting issuer in good standing in any of the provinces or territories in which it is or may be a reporting issuer from time to time.

            SECTION 3. MISCELLANEOUS

            (a) Foreign Private Issuer Status. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any action or file any form with the Commission that would subject it to greater requirements under the Securities Act and/or the Exchange Act than it currently is subject to because of its status as a "foreign private issuer" as that term is defined in the foregoing Acts.

            (b) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

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            (d) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

            (e) Notices.

            (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

            (1) if to the Company, at: 1053 Derwent Way, Annacis Island, Delta, British Columbia V3M 5R4 (facsimile: (614) 515-7978), Attention: The President, or at such other address or facsimile number as it may have furnished to the Investor in writing, with a copy to Godinho Sinclair Shields, 510 Burrard Street, Suite 1020, Vancouver, British Columbia V6C 3A8 (facsimile: (604) 689-9940), Attention: Harley D. Sinclair.

            (2) if to the Investor, c/o Davies Ward Phillips & Vineberg LLP, 1501 McGill College Avenue, 26th Floor, Montreal, Quebec H3A 3N9, (facsimile:
(514) 841-6499), Attention: Michael D. Vineberg, or at such other address or facsimile number as may have been furnished to the Company in writing.

            (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

            (f) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

            (h) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities.

            (i) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

            (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

            (k) Language. The parties confirm their express wish that this Agreement and all documents and agreements directly or indirectly relating thereto be drawn up in the English language.

            (l) Les parties reconnaissent leur volonte expresse que la presente convention ainsi que tous les documents et contrats s'y rattachant directement ou indirectement soient rediges en anglais.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                          ESARBEE INVESTMENTS LIMITED

                                          By: /s/ Andrew Parsons
                                              ----------------------------------
                                              Name:Andrew Parsons
                                              Title: Vice President


                                          ANDELL HOLDINGS LLC

                                          By: /s/ Scott H. Rickland
                                              ----------------------------------
                                              Name: Scott H. Rickland
                                              Title: Manager


                                          CRYOPAK INDUSTRIES INC.

                                          By: /s/ Martin Carsky
                                              ----------------------------------
                                              Name: Martin Carsky
                                              Title: Chief Financial Officer and
                                              Corporate Secretary